REGISTRATION RIGHTS AGREEMENT

     Registration Rights Agreement dated as of March __, 2000, by and between Take-Two Interactive Software, Inc., a Delaware corporation (the "Company"), and Broadband Solutions, Inc. (f/k/a Premier Business Solutions, Inc.), a corporation formed under the laws of the British Virgin Islands (the "Holder").

     WHEREAS, the Company is simultaneously issuing to the Holder pursuant to a Stock Purchase Agreement dated as of the date hereof, by and among the Company, the Holder, Toga Holdings BV, a corporation formed under the laws of the Netherlands, Pixel Broadband Studios, Ltd., an Israeli corporation, and BBS Acquisition Corp., a Delaware corporation (the "Purchase Agreement"), 2,561,245 shares (the "Shares") of the Company's common stock, par value $.01 per share;

     WHEREAS, the Company's common stock is listed on Nasdaq's National Market System under the symbol "TTWO"; and

     WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to grant to the Holder registration rights set forth herein with respect to the Shares any securities issued in exchange for or in replacement of the Shares, and any securities issued by way of any stock split, reverse stock split, recapitalization, or other similar transaction affecting the Shares or any such other securities (collectively, the "Registrable Securities").

     NOW, THEREFORE, the parties do hereby agree as follows:

     1. Piggyback Registration.

          (a) If, at any time after the date hereof, the Company proposes to prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement covering equity or debt securities of the Company or any such securities of the Company held by its shareholders, other than in connection with a merger, acquisition or pursuant to a registration statement on Form S-4 or Form S-8 or any successor form, the Company will give written notice of its intention to do so to the Holder at least thirty (30) days prior to the filing of each such Registration Statement. Upon the written request of the Holder, made within fifteen (15) days after receipt of the notice, that the Company include any of the Registrable Securities in the proposed registration statement, the Company shall, as to the Holder, use reasonable best efforts to effect the registration under the Securities Act of 1933, as amended (the "Act") of such Registrable Securities which it has been so requested to register (the "Piggyback Registration");

          (b) Notwithstanding the provisions of paragraph (a) above, if the Piggyback Registration is in connection with an underwritten public offering and in the written opinion of the Company's underwriter or managing underwriter of the underwriting group, if any, for such offering, the inclusion of all or a portion of the

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     Registrable  Securities  requested  to be  registered,  when  added  to the securities being registered by the Company or the selling shareholder(s), if any, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise having a material adverse effect on the offering, then the Company may exclude from such offering all or a portion of the Registrable Securities which it has been requested to register. Notwithstanding the provisions of paragraph (a) above, the right to Piggyback Registration shall not apply, unless Company otherwise agrees
     in  writing,  to  any  registration  statement:   (i)  to  be  filed  on  a
     registration form which is unavailable for the registration of the Registrable Securities; (ii) relating solely to Registrable Securities to be offered pursuant to (x) an employee benefit plan, or (y) a dividend or interest reinvestment plan (including such a plan that has an open
     enrollment  or  cash  investment   feature);   (iii)  relating  to  Company
     securities to be issued for a consideration other than solely cash; (iv) relating to Company securities to be offered solely to existing security holders of Company, through a "rights offering" or otherwise; (v) relating solely to Company securities to be issued on the exercise of options, warrants and similar rights, or on the conversion or exchange of other securities, issued by Company or any other person; (vi) relating solely to debt securities of Company, including debt securities that are convertible or exchangeable for equity securities of Company; or (vii) that may become effective automatically upon filing with the Commission pursuant to Rule 462 under the Act or otherwise.

          (c) If securities are proposed to be offered for sale pursuant to a registration statement by other security holders of the Company and the total number of securities to be offered by the Holder and such other selling security holders is required to be reduced pursuant to a request from the underwriter or managing underwriter as set forth in paragraph (b) above, the aggregate number of Registrable Securities to be offered by the Holder pursuant to such registration statement shall equal the number which bears the same ratio to the maximum number of securities that the underwriter or managing underwriter believes may be included for all the selling security holders (including the Holder) as the original number of Registrable Securities proposed to be sold by the Holder bears to the total original number of securities proposed to be offered by the Holder and the other selling security holders.

          (d) Notwithstanding the preceding provisions of this Section, the Company shall have the right to elect not to file any proposed registration statement or to withdraw the same after the filing but prior to the effective date thereof.

     2. Demand Registration.

          (a) As soon as practicable after the date hereof, the Company shall prepare and file with the Commission, at the sole expense of the Company (except as hereinafter provided), in respect of sixteen percent (16%) of the Registrable Securities issued to Holder at the Closing under the Purchase Agreement a registration statement so as to permit a public offering and sale of such Registrable Securities for a period of ninety
     (90) days.

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          (b) As soon as practicable after the six-month anniversary of the date hereof, the Company shall prepare and file with the Commission, at the sole expense of the Company (except as hereinafter provided), in respect of fifteen percent (15%) of the Registrable Securities issued to Holder at the Closing under the Purchase Agreement a registration statement so as to permit a public offering and sale of such Registrable Securities for a period of ninety (90) days.

          (c) At any time after the first anniversary of the date of this Agreement, the Holder may on one occasion only submit to the Company a Demand Registration Request, to have the Company prepare and file with the Commission, at the sole expense of the Company (except as hereinafter provided), in respect of up to the aggregate number of Registrable Securities not previously registered pursuant to Section 1 or Section 2(a) a registration statement so as to permit a public offering and sale of such Registrable Securities for a period of ninety (90) days; and the Company shall thereafter use its reasonable best efforts to cause to be registered under the Act as soon as practicable thereafter all of the Registrable Securities that Holder has so requested to be registered.

          (d) Notwithstanding any provision of Section 2(b) to the contrary, if, at the time a Demand Registration Request is given to the Company under
     Section 2 hereof (i) the Company is engaged in negotiations with respect to an acquisition, merger, financing or other material event which would require the Company to file a Form 8-K in the event that such acquisition, merger, financing or other material event is consummated or has otherwise occurred or (ii) in the event the Company shall furnish to the Holder a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the Company and its investment banker that it would be detrimental to the Company and its shareholders for the Company to immediately proceed with a registration statement and it is therefore essential to defer the filing of such registration statement, then, in each such case, the Company will have the right to defer such filing for a period not to exceed one hundred eighty (180) days; provided that the Company shall actively employ in good faith reasonable efforts to cause such registration statement filed pursuant to this Section to become effective as soon as practicable, and provided further that the Company may not delay any registration requested pursuant to this Section more than once during any twelve-month period. For the avoidance of doubt, this paragraph (c) of this Section shall not apply to the registration required pursuant to paragraph (a) of this Section.

          (e) Nothing herein contained shall require the Company to undergo an audit, other than in the ordinary course of business, or as required in connection with the delivery of a "comfort letter" for purposes of effecting a registration statement as set forth in this Section 2.

          (f) If the Holder intends to sell any Registrable Securities registered pursuant to this section it shall give the Company written notice thereof not fewer than five days prior to the date on which Holder intends to execute such sale. The

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     Company shall have the right,  exercisable by delivery of written notice to the Holder during such five-day period, to direct the sale of such Registrable Securities to any NASD Member Firm which is reasonably acceptable to the Holder in order to provide for an orderly sale of such Registrable Securities and, in the Company's sole discretion, it may direct such NASD Member Firm to offer and sell such Registrable Securities in, among other things, a block trade in which the NASD Member Firm so engaged will attempt to sell such Registrable Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction or otherwise, as described in any registration statement filed pursuant to this section, provided that (i) such Registrable Securities are sold at not less than the then Market Price, (ii) the entire proceeds of such sale, less only reasonable and customary brokerage commissions actually paid to the executing NASD Member Firm are promptly remitted to the Holder, and (iii) if such sale is consummated as a "block trade", the Holder receives written confirmation from counsel (including the Company's
     in-house   counsel)  that  such  trade  was  effected  in  accordance  with applicable federal securities laws.

     3. Termination of Registration Rights. Notwithstanding the foregoing provisions, Company's obligation to register the Registrable Securities under this Agreement shall terminate as to any particular Registrable Securities (a) on the second anniversary of the date hereof, (b) when such Registrable Securities have been sold in an offering registered under the Act or in a sale exempt from registration under the Act, (c) when such Registrable Securities shall have been effectively registered under the Act for a period of at least ninety (90) days, or (d) when a written opinion, to the effect that such Registrable Securities may be sold without registration under the Act or applicable state law and without restriction as to the quantity and manner of such sales, shall have been received from counsel for Company.

     4. Covenants of the Company. The Company hereby covenants and agrees as follows:

          (a) In accordance with the Act and the rules and regulations promulgated thereunder, and subject to the terms and provisions of this Agreement, the Company shall prepare and file with the Commission a registration statement as expeditiously as reasonably possible, but in no event later than seventy-five (75) days following the receipt of a Demand Registration Request. The Company shall use its reasonable best efforts to cause such registration statement to become and remain continuously effective for a period of ninety (90) days; provided that if for any portion of such ninety-day period such registration statement is not effective, the ninety-day requirement for maintaining the effectiveness of such registration statement shall be extended by the length of such interruption(s); and the Company shall prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective and such registration statement and prospectus accurate and complete in all material respects during such period.

          (b) Following the effective date of any registration statement

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     filed  under  Section 1 or 2, the  Company  shall,  upon the request of the
     Holder,   forthwith  supply  such  reasonable   number  of  copies  of  the
     registration statement and prospectus meeting the requirements of the Act and such other documents (i.e., documents incorporated in the registration statement by reference) as shall be reasonably requested by the Holder to permit the Holder to make a public distribution of the Registrable Securities. The obligations of the Company hereunder with respect to the Registrable Securities are expressly conditioned on the Holder's furnishing to the Company such appropriate information concerning the Holder, the Registrable Securities and the terms of the Holder's offering of such Registrable Securities as the Company may reasonably request.

          (c) The Company will pay all costs, fees and expenses in connection with any registration statement filed pursuant to Sections 1 and 2 hereof, including, without limitation, all registration and filing fees, the Company's legal and accounting fees, printing expenses and blue sky fees and expenses; provided, however, that the Holder shall be solely responsible for the fees of any counsel retained by the Holder in connection with such registration and any transfer taxes or underwriting discounts, selling commissions or selling fees applicable to the Registrable Securities sold by the Holder pursuant thereto.

          (d) The Company will use reasonable best efforts to qualify or register the Registrable Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the Holder, provided that the Company shall not be obligated to execute or file any general consent to service of process (unless the Company is already then subject to service in such jurisdiction) or to qualify as a foreign corporation to do business under the laws of any such jurisdiction, except as may be required by the Act and its rules and regulations.

          (e) Subject to such other reasonable requirements as may be imposed by the underwriter as a condition of inclusion of the Registrable Securities in a Piggyback Registration, the Holder agrees, if so required by the managing underwriter, not to sell, take any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of, any equity securities of the Company, during such reasonable period of time requested by the underwriter; provided, however, such period shall not exceed a period commencing one hundred eighty (180) days following the completion of such underwritten offering and, provided further, that a majority of the executive officers and directors of the Company, including, the Chief Executive Officer, have also agreed not to sell, take any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of, or otherwise dispose of, any equity securities of the Company, under the circumstances and pursuant to the terms set forth in this Section.

          (f) The Company shall promptly notify Holder with respect to Registrable Securities covered by any such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration

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     statement,  as then in effect,  includes an untrue  statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of Holder promptly prepare and furnish to Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

          (g) The Company shall enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities to be so included in the registration statement.

          (h) The Company shall use its reasonable best efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the common stock of the Company is then listed.

     5. Covenant of the Holder. The Holder, upon receipt of notice from the Company that an event has occurred which requires a post-effective amendment to a registration statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of Registrable Securities until the Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice. The Company shall use reasonable best efforts to file and have declared effective any such post-effective amendment as soon as possible.

     6. Indemnification.

          (a) The Company shall indemnify, defend and hold harmless the Holder, each of its directors, officers, employees, and any person who controls Holder within the meaning of Section 15 of the Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal fees or other fees or expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action) caused by or arising out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus or any amendment or supplement thereto included therein or caused by or arising out of any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they are made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by the Holder expressly for use therein; provided, however, that the indemnification in this Section shall not inure to the benefit

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     of the  Holder on  account of any such  loss,  claim,  damage or  liability arising from the sale of Registrable Securities by the Holder, if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to the Holder by the Company prior to the sale and the subsequent prospectus was not delivered or sent by the Holder to the purchaser prior to such sale. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Holder, its directors, officers, participating person, or controlling person, and shall survive the transfer of such Registrable Securities by Holder. The Holder shall at the same time indemnify the Company, its directors, each officer signing a registration statement and each person who controls the Company within the meaning of the Act from and against any and all losses, claims, damages and liabilities caused by or arising out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus included therein, or caused by or arising out of any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case, only insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omissions or alleged omission based upon information furnished in writing to the Company by the Holder expressly for use therein.

          (b) If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless any indemnitee, then the indemnitor shall contribute to the amount paid or payable by the indemnitee as a result of such losses, claims, damages, liabilities, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnitor on the one hand and the indemnitee on the other from the registration, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnitee than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnitor on the one hand and the indemnitee on the other but also the relative fault of the indemnitor and the indemnitee as well as any other relevant equitable considerations. The relative fault of the Company and the Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holder and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 6(b), in no event shall the Company be required to contribute any amount of any damages that the Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     7. Governing Law.

          (a) This Agreement shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal substantive laws of the State of New York.

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          (b)  Each  of the  Company  and  the  Holder  hereby  irrevocably  and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the County of New York, State of New York (the "New York Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim that such litigation brought in any New York Courts has been brought in an inconvenient forum.

     8. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand or mailed by express, registered or certified mail, postage prepaid, return receipt requested, as follows:

     If to the Company, at:

          Take-Two Interactive Software, Inc.
          575 Broadway, 3rd Floor
          New York, New York  10012
          Attn:  Barry S. Rutcofsky, President

     with a copy of the same to:

          Blank Rome Comisky & McCauley LLP
          One Logan Square
          Philadelphia, Pennsylvania  19103
          Attn:  Kimon Hatza, Esq.

     If to the Holder, at that address set forth under its name on the signature page.

     with a copy of the same to:

          Levin & Srinivasan LLP
          1776 Broadway, Suite 1900
          New York, New York  10019
          Attention:  Gregg Srinivasan, Esq.

     Or such other address as has been indicated by either party in accordance with a notice duly given in accordance with the provisions of this Section.

     9. Amendment. This Agreement may only be amended by a written instrument executed by the Company and the Holder.

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                                       9


     10. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

     11. Assignment; Benefits. The Holder may not assign the Holder's rights hereunder without the prior written consent of the Company, which consent may be given or withheld for any reason or no reason at all, and any attempted assignment without such consent shall be void and of no force and effect.

     12. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     13. Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     14. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.


                  [REMAINDER OF TEXT INTENTIONALLY LEFT BLANK]

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     IN WITNESS  WHEREOF,  this Agreement has been executed and delivered by the parties hereto on the date first above written.

Company:                           TAKE-TWO INTERACTIVE SOFTWARE, INC.


                                   By:  __________________________________
                                        Barry S. Rutcofsky
                                        President



Holder:                            PREMIER BUSINESS SOLUTIONS, INC.



                                   By:  __________________________________
                                       Name:
                                       Title:

                                   Address:


                                   Attention:

                                   Number of Registrable Securities:  2,561,245


                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT
                         EXECUTED IN CONNECTION WITH THE
                         STOCK PURCHASE AGREEMENT AMONG
                      TAKE TWO INTERACTIVE SOFTWARE, INC.,
                             BBS ACQUISITION CORP.,
                          PIXEL BROADBAND STUDIOS, LTD.
                              TOGA HOLDINGS BV, AND
                        PREMIER BUSINESS SOLUTIONS, INC.